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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934



                       CORPORATE HIGH YIELD FUND IV, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




          Maryland                                  Applied For
--------------------------                   --------------------------------
(STATE OF INCORPORATION OR                   (IRS EMPLOYER IDENTIFICATION NO.)
ORGANIZATION


Corporate High Yield Fund IV, Inc.
800 Scudders Mill Road                                               08536
Plainsboro, New Jersey                                          ----------------
----------------------------------                                 (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE
OFFICES)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS TO BE SO       NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS
REGISTERED                         TO BE REGISTERED
----------------------------       --------------------------------------------

Common Stock, par value            New York Stock Exchange
$.10 per share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The section captioned "Description of Capital Stock" in the Registrant's prospectus dated September 25, 2001 forming a part of Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (No. 333-57372) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 25, 2001, is incorporated herein by reference.
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All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

ITEM 2. EXHIBITS.

     The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Stock.*
          (2) Portions of the Articles of Incorporation and the By-Laws of the Registrant defining the rights of holders of Shares of Common Stock**



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*   Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

**  Incorporated by reference to Exhibit (d)(1) to the Registration Statement.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        CORPORATE HIGH YIELD FUND IV, INC.
                                        (Registrant)


                                        By: /s/  Bradley J. Lucido
                                           --------------------------------
                                                Authorized Officer


September 25, 2001


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